FLOATING RATE PORTFOLIO

              SUB-SUB-ADVISORY AND SUB-SUB-ADMINISTRATION CONTRACT
                                     BETWEEN
                     INVESCO SENIOR SECURED MANAGEMENT, INC.
                                       AND
                               INVESCO (NY), INC.

      Contract made as of May 29, 1998, between INVESCO Senior Secured Management, Inc., a New York corporation ("Sub-Adviser"), and INVESCO (NY), INC., a California corporation ("Secondary Sub-Adviser").

      WHEREAS Sub-Adviser has entered into a Sub-Advisory and Sub-Administration Contract with A I M Advisors, Inc. ("Adviser") with respect to Floating Rate Portfolio (`Portfolio"), a closed-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS Sub-Adviser desires to retain Secondary Sub-Adviser as sub-sub-adviser and sub-sub-administrator to furnish certain advisory and administrative services to the Portfolio, and Secondary Sub-Adviser is willing to furnish such services;

      NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. Sub-Adviser hereby appoints Secondary Sub-Adviser as sub-sub-adviser and sub-sub-administrator of the Portfolio for the period and on the terms set forth in this Contract. Secondary Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2.  DUTIES AS SUB-SUB-ADVISER.

      (a) Subject to the supervision of the Portfolio's Board of Trustees ("Board"), Adviser, and the Sub-Adviser, the Secondary Sub-Adviser will provide a continuous investment program for the Portfolio, including investment research and management, for a portion of the investments of the Portfolio to be determined by the Sub-Adviser (the "Sub-Sub-Advised Assets"). The Secondary Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold with respect to the Sub-Sub-Advised Assets of the Portfolio. The Secondary Sub-Adviser will be responsible for placing purchase and sell orders for such investments and for other related transactions. The Secondary Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's registration statement.

      (b) The Secondary Sub-Adviser agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net result, in terms of price and execution. Consistent with this obligation, the Secondary Sub-Adviser may,

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in its  discretion,  purchase and sell portfolio  securities from and to brokers and dealers who provide the Portfolio's,  Adviser's,  Sub-Adviser's or Secondary
Sub-Adviser's  other  clients  with  research,   analysis,  advice  and  similar
services. The Secondary Sub-Adviser may pay to brokers and dealers, in return for such research and analysis services, a higher commission or spread than may be charged by other brokers and dealers, subject to the Secondary Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Secondary Sub-Adviser to the Portfolio and its other clients and that the total commissions or spreads paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will Portfolio securities be purchased from or sold to the Secondary Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Secondary Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Secondary Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Portfolio recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.

      (c) The Secondary Sub-Adviser will maintain all books and records with respect to the securities transactions of the Portfolio, and will furnish the Board, Adviser, and Sub-Adviser with such periodic and special reports as the Board, Adviser, or Sub-Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Secondary Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Portfolio any records which it maintains for the Portfolio upon request by the Portfolio.

      (d) The Secondary Sub-Adviser will provide the Board, the Adviser, and the Sub-Adviser on a regular basis with economic and investment analyses and reports and make available to the Board, the Adviser, and the Sub-Adviser upon request any economic, statistical and investment services normally available to institutional or other customers of the Secondary Sub-Adviser.

      3. DUTIES AS SUB-SUB-ADMINISTRATOR. Secondary Sub-Adviser will administer the affairs of the Portfolio subject to the supervision of the Portfolio's Board of Trustees ("Board"), the Adviser, the Sub-Adviser, and the following understandings:

      (a) Secondary Sub-Adviser will supervise all aspects of the operations of the Portfolio, including the oversight of transfer agency and custodial services except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Portfolio.

      (b) At Secondary Sub-Adviser's expense, Secondary Sub-Adviser will provide the Portfolio with such corporate, administrative and clerical personnel (including officers of the Portfolio) and services as are reasonably deemed necessary or advisable by the Board.

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      (c) Secondary  Sub-Adviser  will  arrange,  but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Portfolio's prospectus, proxy material, tax returns and required reports with or to the Portfolio's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

      (d) Secondary Sub-Adviser will provide the Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

      4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Secondary Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Portfolio and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

      5. SERVICES NOT EXCLUSIVE. The services furnished by Secondary Sub-Adviser hereunder are not to be deemed exclusive and Secondary Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Secondary Sub-Adviser, who may also be a Trustee, officer or employee of the Portfolio, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      6.  EXPENSES.

      (a) During the term of this Contract, the Portfolio will bear all expenses not specifically assumed by Secondary Sub-Adviser.

      (b) Expenses borne by the Portfolio will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Portfolio and any losses incurred in connection therein; (ii) fees payable to and expenses incurred on behalf of the Portfolio by Adviser under this Contract; (iii) investment consulting fees and related costs; (iv) expenses of organizing the Portfolio; (v) costs incurred in connection with the issuance, sale or repurchase of the Portfolio's shares of beneficial interest; (vi) filing fees and expenses relating to the registration and qualification for the Portfolio's shares and the Portfolio under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (viii) fees and salaries payable to the Portfolio's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (x) taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Portfolio for violation of any law; (xiii) interest charges; (xiv) legal,

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accounting and auditing  expenses,  including  legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) costs of preparing share certificates; (xvii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, reports, notices and proxy materials for existing shareholders; (xviii) expenses of obtaining and maintaining securities exchange listing of the Portfolio's shares of beneficial interest; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Portfolio is a party and the expenses the Portfolio may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Portfolio; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the Portfolio to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.

      (c) Secondary Sub-Adviser will assume the cost of any compensation for services provided to the Portfolio received by the officers of the Portfolio and by the Trustees of the Portfolio who are not Independent Trustees.

      (d) The payment or assumption by Secondary Sub-Adviser of any expense of the Portfolio that Secondary Sub-Adviser is not required by this Contract to pay or assume shall not obligate Secondary Sub-Adviser to pay or assume the same or
any  similar   expense  of  the  Portfolio  on  any  subsequent   occasion.

      7.  COMPENSATION.

      (a) For the services provided to the Portfolio under this Contract, Sub-Adviser will pay Secondary Sub-Adviser a fee, computed weekly and paid monthly, as set forth in Appendix A hereto.

      (b) The fee shall be computed weekly and paid monthly to Secondary Sub-Adviser on or before the last business day of the next succeeding calendar month.

      (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

      8. LIMITATION OF LIABILITY OF SECONDARY SUB-ADVISER AND INDEMNIFICATION. Secondary Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Portfolio in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Secondary Sub-Adviser in the performance by Secondary Sub-Adviser of its duties or from reckless disregard by Secondary Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer,

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partner,  employee,  or agent of Secondary  Sub-Adviser,  who may be or become a
Trustee, officer, employee or agent of the Portfolio, shall be deemed, when rendering services to the Portfolio or acting with respect to any business of the Portfolio to be rendering such service to or acting solely for the Portfolio and not as an officer, partner, employee, or agent or one under the control or direction of Secondary Sub-Adviser even though paid by it.

      9.  DURATION AND TERMINATION.

      (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.

      (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

      (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days' written notice to Secondary Sub- Adviser or by Secondary Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Portfolio. This Contract will automatically terminate in the event of its assignment.

      10. AMENDMENT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, when required by the 1940 Act.

      11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.


      12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall he held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of

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the parties hereto and their  respective  successors.  As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning. as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                          INVESCO SENIOR SECURED MANAGEMENT,
                                          INC.


      Attest:  /s/ Michael A. Silver      By: /s/ Anthony Clemente
               ---------------------          --------------------
               Michael A. Silver          Name:  Anthony Clemente
                                          Title: Managing Director


                                          INVESCO (NY), INC.

      Attest: /s/ Michael A. Silver       By: /s/ Helge K. Lee
              ---------------------           --------------------
              Michael A. Silver           Name:  Helge K. Lee
                                          Title: Chief  Legal and  Compliance
                                                 Officer and Secretary


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                                   APPENDIX A
                                       TO
             SUB-SUB-ADVISORY AND SUB-SUB-ADMINISTRATION CONTRACT

      The Sub-Adviser shall pay the Secondary Sub-Adviser, as full compensation for all services rendered and all facilities furnished hereunder, a sub-sub-advisory fee of 0.48% of the portion of the Portfolio's average daily net assets for the calendar year that is delegated to the Secondary Sub-Adviser. The Portfolio's average daily net assets shall be computed in the manner used for the determination of the Portfolio's net asset value.